[English Translation]	Exhibit (10)(bo)

CONFIDENTIAL Mefiag B.V. P.O. Box 92 8440 AB HEERENVEEN

Reference Telephone Date	200511010906/ M. Schuurman +31 10 401 4225, fax +31 10 401 89 26 2 november 2005

Re: interest assessment Dear Madam, Sir, Herewith we confirm the following interest assessment.
	Account	: XXXXXXXXX
	Amount	: EUR 1.000.000,00
	Interest term	: 01-11-2005 / 01-04-2016
	Interest percentage	: 3.82% p.a.
	Interim decrease amount	: EUR 25,000.00 per 01-04-2006
	Next interest payment	: EUR 6,472.78 per 01-01-2006

For further information we refer to the respective Loan Agreement.

Sincerely, Fortis Bank (Nederland) N.V.

	/s/ K.A. Sahtoe	/s/ J. van Pelt
	K.A. Sahtoe	J. van Pelt

Baak 555, postbus 1045, 3000 BA Rotterdam Telefoon (010) 401 69 11, fax (010) 401 66 06 Fortis bank (Nederland) N.V. gevestigd te Rotterdam, handelsregister 30064791